                                                                   Exhibit 3(ii)


                                     BYLAWS
                                       OF
                                 ISNI.NET, INC.
                            (A DELAWARE CORPORATION)

                               ADOPTED MAY 1, 2000



                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2000, shall be held at such date and time as shall be designated by the board of directors and stated in the notice of the meeting. At such meetings, stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not fewer than 10 nor more than 60 days before the date of the meeting.

         Section 4. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the corporation's principal office. During the meeting, the list shall be produced and kept at the time and place of the meeting, and may be inspected by any stockholder who is present.

         Section 5. Special Meetings. Unless otherwise prescribed by statute or by the certificate of incorporation, special meetings of the stockholders may be called for any purpose or purposes by the president, and shall be called by the president or secretary at the written request of a majority of the board of directors or of the holders of 25% of all stock issued and outstanding and entitled to vote on the date such written request was received by the corporation. Such written request shall state the purpose or purposes of the proposed meeting.

         Section 6. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. Quorum. Except as otherwise provided by statute or by the certificate of incorporation, a quorum of stockholders shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote at all meetings of the stockholders for the transaction of business, present in person or represented by proxy. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. Votes Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless (1) the vote is for the election of directors, in which case the candidates receiving the greatest number of votes shall be elected, or (2) the question is one upon which a different vote is required by express provision of the statute or of the certificate of incorporation or bylaws, in which case such express provision shall govern and control the decision of such question.

         Section 10. Voting in Person or by Proxy. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

         Section 11. Consent in Writing. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Every such written consent shall bear the date of signature of each stockholder who signs the consent. No such written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner provided by this Section. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that the written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in this Section.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number, Election, and Term of Office. The number of directors of the corporation shall not be fewer than four nor more than fifteen. Initially, there shall be four directors. Thereafter, the number of directors shall be as provided from time to time by resolutions adopted by the directors of the corporation, provided that no amendment to the bylaws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and no action shall be taken by the directors (whether through amendment of the bylaws or otherwise) to increase the number of directors as provided in the bylaws from time to time unless at least two-thirds (66 2/3%) of the directors then in office shall concur in such action. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         Section 2. Vacancies and Newly-created Directorships. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the next election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 3. Authority. The business of the corporation shall be managed by, or under the direction of, its board of directors. The board of directors may exercise all such powers of the corporation and do all such lawful acts and things except as otherwise may be provided by statute, the certificate of incorporation, or these bylaws.

         Section 4. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Organizational Meeting. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders at the same place as such annual meeting is held. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum of directors shall be present. In the event such meeting is not held at the time and place provided herein, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 7. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or by the president of the corporation on 24 hours notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the chairman of the board or by the president or the secretary of the corporation in like manner and on like notice, on the written request of a majority of the directors.

         Section 8. Quorum. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Consent in Writing. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or of the board committee.

         Section 10. Participation in Meetings by Telephone. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board of directors may participate in a meeting of the board of directors or of any board committee by means of conference telephone or similar communications equipment which permit all persons participating in the meeting to hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

         Section 11. Board Committee Designation; Powers. The board of directors, by resolution passed by a majority of the whole board, may designate one or more committees. Each committee shall consist of no fewer than two directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence or disqualification of a member of a committee, the committee member or members present at any meeting and not disqualified from voting may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member, whether or not such committee member or members constitute(s) a quorum.

         Any committee designated by the board of directors shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation to the extent provided in the resolution of the board of directors creating such committee. However, no such committee shall have the power or authority to (1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by statute or the certificate of incorporation to be submitted to the stockholders for approval or (2) adopt, amend, or repeal these bylaws.

         Section 12. Committee Minutes. Each committee designated by the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.

         Section 13. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 14. Removal Of Directors. Any director or the entire board of directors of the corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of all of the outstanding shares of capital stock of the corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Methods. Whenever, under the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation, or these bylaws, notice is required to be given to any director or stockholder, such notice may be given either personally or in writing mailed to such director or stockholder at the address which appears on the records of the corporation, with postage prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors also may be given by telegram.

         Section 2. Waiver. Whenever the provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation, or these bylaws require that notice of an event or action be given to any director or stockholder, a waiver of such notice, in writing and signed (either before or after the time stated for the occurrence of such event or action) by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V
                                    OFFICERS

         Section 1. Designation. The officers of the corporation shall be chosen by the board of directors and shall be a president and a secretary. The board of directors also may choose a chairman of the board, vice-presidents (including senior, executive, or assistant vice-presidents), a treasurer, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

         Section 2. Election. At its first meeting after each annual meeting of stockholders, the board of directors shall elect a president and a secretary.

         Section 3. Others. The board of directors may elect such other officers and agents as it shall deem necessary. Such persons shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. Salaries. The salaries of all executive officers of the corporation shall be fixed by the board of directors.

         Section 5. Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 6. Chairman of the Board. If chosen by the Board of Directors, the chairman of the board of directors shall be the chief executive officer of the corporation and shall have general control and management of the business affairs and policies of the corporation. He shall be generally responsible for the proper conduct of the business of the corporation. During the absence or disability of the president, he shall exercise all the powers and discharge all the duties of the president. He shall preside at all meetings of the stockholders and of the board of directors at which he is present. In his absence, the president shall preside at such meetings. He shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him by the board of directors. He shall execute bonds, mortgages, and other contracts except where required or permitted by law to be otherwise signed and executed and where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 7. President. Unless delegated to a vice president of the corporation by the board of directors, the president of the corporation shall be the principal operating and administrative officer of the corporation. If there is no chairman of the board or during the absence or disability of the chairman of the board, he shall exercise all of the powers and discharge all of the duties of the chairman of the board and chief executive officer. He shall, in the absence of the chairman of the board possess the power to sign all certificates, contracts, and other instruments of the corporation, and preside at all meetings of the stockholders and of the board of directors. He shall perform all such other duties as are incident to his office or are properly required of him by the board of directors.

         Section 8. Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or, if there is more than one vice-president, the vice-presidents in the order designated by the directors or, in the absence of any designation, in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 9. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, record all the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose, and perform like duties for the standing committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and all special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer. He shall have custody of the corporate seal of the corporation, if any, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and to attest such action by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing of the corporate seal by his signature, if required.

         Section 10. Assistant Secretary. The assistant secretary (or, if there is more than one, the assistant secretaries in the order determined by the board of directors or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 11. Treasurer. The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. He shall render to the chief executive officer and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. In the event the board of directors does not appoint a treasurer, or in the absence of the treasurer or any assistant treasurers or in the event of his or their inability or refusal to act, the secretary shall perform the duties and exercise the powers of the treasurer.

         Section 12. Assistant Treasurer. The assistant treasurer (or, if there is more than one, the assistant treasurers in the order determined by the board of directors or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 13. Bond. If required by the board of directors, an officer of the corporation shall give the corporation a bond (which shall be renewed each year) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK

         Section 1. Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the chairman of the board of directors, the president, or a vice-president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

         Section 2. Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 3. Lost Certificates. The board of directors (through the corporation's duly authorized officers) may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors (through the corporation's duly authorized officers) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 4. Transfer of Stock. Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer to the corporation or to the transfer agent of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to express consent to corporate action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date. The record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than 60 nor fewer than 10 days before the date of such meeting of stockholders, nor more than 60 days before any other action. If no record date is fixed in the case of a stockholders' meeting, the record date shall be the close of business on the day next preceding the day on which notice is give or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In all other cases, if no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the board of directors adopted the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 6. Registered Stockholders. The corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares. Except as otherwise provided by statute, the corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice o such claim or interest.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. Subject to provisions of the General Corporation Law of the State of Delaware or of the certificate of incorporation, dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

         Section 2. Reserves. Before payment of any dividend, the corporation may set aside from its funds available for dividends such sum or sums as the directors, from time to time and in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The board of directors shall present a full and clear statement of the business and condition of the corporation at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders.

         Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be June 30, 2000.

         Section 6. Indemnification. The corporation shall indemnify its officers, directors, employees, and agents to the fullest extent permitted by the General Corporation Law of Delaware.

                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. Procedure; Vote Required. These bylaws may be amended or repealed by: affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or by a majority vote of the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation.